SUB-ITEM 77Q1(c): Exhibits
SELIGMAN GROWTH FUND, INC.

Proxy Results

Shareholders of the Fund considered and approved the following proposals at a special meeting of shareholders held on November 1, 2002 at the offices of the Fund. Tabulations of the votes received on each of the proposals appear below.

Proposal 1 To elect a Board of Directors.

                           In Favor of Election     Withhold Authority to Vote

John R. Galvin                  90,124,533                 4,253,593
Paul C. Guidone                 90,315,048                 4,063,078
Alice S. Ilchman                90,296,149                 4,081,977
Frank A. McPherson              90,315,702                 4,062,424
John E. Merow                   90,079,155                 4,298,971
Betsy S. Michel                 90,272,831                 4,105,295
William C. Morris               90,352,125                 4,026,001
Leroy C. Richie                 90,283,240                 4,094,886
James Q. Riordan                90,172,552                 4,205,574
Robert L. Shafer                90,279,505                 4,098,621
James N. Whitson                90,351,489                 4,026,637
Brian T. Zino                   90,389,220                 3,988,906

Proposal 2
To ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2002.

   For Ratification              Against Ratification                Abstain
   ----------------              --------------------                -------
     90,213,439                       1,686,278                     2,478,409

Proposal 3
To approve amendments to the Fund's investment objectives.

For Approval        Against Approval           Abstain         Broker Non-Votes
------------        ----------------           -------         ----------------
 69,743,429            5,422,438              3,323,403            15,888,856

Proposal 4(a)
To amend the Fund's fundamental restriction regarding investments in commodities.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 67,276,107              7,798,719            3,414,444            15,888,856

Proposal 4(b)
To amend the Fund's fundamental restriction regarding the purchase of securities on margin.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 66,072,159              8,982,484            3,434,627            15,888,856

Proposal 4(c)
To amend the Fund's fundamental restriction regarding borrowing.

For Approval         Against Approval         Abstain          Broker Non-Votes
------------         ----------------         -------          ----------------
 66,347,998              8,714,647            3,426,625            15,888,856

Proposal 4(d)
To amend the Fund's fundamental restriction regarding lending.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 66,798,196              8,140,429            3,550,645            15,888,856

Proposal 4(e)
To amend the Fund's fundamental restriction regarding underwriting.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 67,749,177              6,799,801            3,940,292            15,888,856

Proposal 4(f)
To amend the Fund's fundamental restriction regarding purchases or sales of real estate.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 68,681,130              6,315,226            3,492,914            15,888,856

Proposal 4(g)
To amend the Fund's fundamental restriction regarding diversification.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 68,204,203              6,547,367            3,737,700            15,888,856

Proposal 4(h)
To amend the Fund's fundamental restriction regarding industry concentration.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 68,440,143              6,489,471            3,559,656            15,888,856

Proposal 4(i)
To eliminate the Fund's fundamental restriction regarding short sales.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 66,733,875              8,125,397            3,629,998            15,888,856

Proposal 4(j)
To eliminate the Fund's fundamental restriction regarding control or management of any company.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 67,469,509             7,254,358             3,765,403            15,888,856

Proposal 4(k)
To eliminate the Fund's fundamental restriction regarding transactions in options.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 66,940,806             7,906,573             3,641,891            15,888,856

Proposal 4(l)
To eliminate the Fund's fundamental restriction regarding investment in other investment companies.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 68,246,516             6,667,749             3,575,005            15,888,856

Proposal 4(m)
To eliminate the Fund's fundamental restriction regarding unseasoned companies.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 66,425,865            8,352,442              3,710,963            15,888,856

Proposal 4(n)
To eliminate the Fund's fundamental restriction regarding mortgages and pledges.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 66,411,844            8,335,922              3,741,504             15,888,856

Proposal 4(o)
To eliminate the Fund's fundamental restriction permitting purchases of securities only for investment purposes.

For Approval         Against Approval          Abstain         Broker Non-Votes
------------         ----------------          -------         ----------------
 67,872,889            7,124,982              3,491,399            15,888,856